SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20594

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 8, 2007
Date of Report (Date of earliest event reported)

SECURED FINANCIAL NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-28457	86-0955239
(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1500, Ft. Lauderdale,	FL 33301
(Address of principal executive offices)	(Zip Code)

(954) 332-3793
Registrant’s telephone number, including area code

7951 SW 6th Street, Suite 210, Plantation, FL 33024
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company's management and its audit committee concluded on March 8, 2007 that certain of the Company's previously issued financial statements will be restated due to the merger of the Company, which such accounting should have been accounted for as a recapitalization of Secured Financial Network, Inc., that the Company did with 12 to 20 Plus, Inc. in January of 2005. As a result of the restatement, the financial statements and independent auditors' report included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 , and the financial statements included in the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006 should no longer be relied upon. The portion of the Press Release (attached hereto as Exhibit 99.1) under the heading "Restatement of Financial Statements” is incorporated herein by reference and gives a brief description of the facts underlying the conclusion to restate the Company's financial statements. The Company's management and audit committee have consulted with Sherb & Co., LLP the matters disclosed in this Item 4.02, its independent registered public accounting firm. Sherb & Co., LLP had advised the Company’s management of the proper accounting for the recapitalization noted above on March 7, 2007 and the fact that all subsequent Form 10-KSB and Form 10-QSB filings of the Company, since the recapitalization in January 2005, would require to be restated. The Company's management has also discussed the matters disclosed in this Item 4.02 with its former independent registered public accounting firm.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

 Item 9.01 - Financial Statements and Exhibits

(a) Financial statement
    None

(b ) Exhibits
99.1	Press Release
99.2	Sherb & Co., LLP Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED FINANCIAL NETWORK, INC. (Registrant)

Date: March 9, 2007	By:	/s/ Michael E. Fasci
Title: Chief Financial Officer